UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

                   December 10, 2004

Date of report (Date of earliest event reported)

             Magic Lantern Group, Inc.

(Exact name of registrant as specified in its charter)

            New York

               1-9502

       13-3016967

 (State or other jurisdiction

(Commission file number)

   (IRS Employer

of incorporation or organization)

     Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:                (905) 827-2755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02

Unregistered Sales of Equity Securities

During December, 2004, the Company, through the private placement of equity securities, consummated the unregistered sale of 4,010,649 shares of common stock (the “Shares”), $0.01 par value per share (the “Common Stock”), and common stock purchase warrants to purchase an additional 4,010, 649 shares of Common Stock (the “Warrants”) to certain accredited investors.  The Shares and the Warrants were issued to private investors in transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and/or Regulation D promulgated under the Securities Act.

As a result of the transactions, two term promissory note holders of the Company converted an aggregate of $750,000.00 of principal and $2,662.23 of accrued interest into 3,010,649 shares of Common Stock at a rate of $0.25 per share and received three year Warrants to purchase 3,010,649 shares of Common Stock at an exercise price of $0.40 per share.  In addition, the Company issued 1,000,000 Shares to an additional investor at a price of $0.25 per share, for gross proceeds of $250,000.00, along with three year Warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $0.40 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

M AGIC LANTERN GROUP, INC.

Date: December 23, 2004

B y:  /s/ Robert A. Goddard

  Robert A. Goddard

  President & CEO